EXHIBIT 10.14

ESCROW AGREEMENT

Wells Fargo Bank, N.A.

666 Walnut N8200-034

Corporate Trust Services, PFG

Des Moines, IA  50309

Re:                               Hartman Commercial Properties REIT Escrow Agreement

Ladies and Gentlemen:

HARTMAN COMMERCIAL PROPERTIES REIT, a Maryland real estate investment trust (the “Company”), the issuer for an offering (the “Offering”) of up to 11,000,000 common shares of beneficial interest, par value $.001 per share (the “Shares”), pursuant to a registration statement originally filed on Form S-11 with the Securities and Exchange Commission on December 31, 2003, File No. 333-111674.  D.H. Hill Securities, LLP, a Texas limited liability partnership (the “Dealer Manager”), will act as Dealer Manager for the offering of the Shares. The Company is entering into this Escrow Agreement (the “Agreement”) to set forth the terms on which Wells Fargo Bank, N.A. (“Escrow Agent”), will hold and disburse the proceeds from subscriptions for the purchase of the Shares in the Offering until such time as:  (i) in the case of subscriptions received from all nonaffiliates of the Company, other than from Pennsylvania Subscribers or New York Subscribers (each as defined below), the Company has received subscriptions for Shares resulting in total minimum capital raised of $2,000,000 (the “Required Capital”); (ii) in the case of subscriptions received from residents of Pennsylvania (“Pennsylvania Subscribers”), the Company has received subscriptions for Shares from nonaffiliates of the Company resulting in total minimum capital raised of $5,475,000 (the “Pennsylvania Required Capital”); and (iii) in the case of subscriptions received from residents of New York (“New York Subscribers”), the Company has received subscriptions for Shares from nonaffiliates of the Company, other than from Pennsylvania Subscribers, resulting in total minimum capital raised of $2,500,000 (the “New York Required Capital”).

The Company hereby appoints Escrow Agent as escrow agent for purposes of holding the proceeds from the sale of the Shares, and the Company shall deposit with Escrow Agent such proceeds to be held by Escrow Agent on the terms and conditions hereinafter set forth below:

1.                                       Persons subscribing to purchase the Shares (the “Subscribers”) will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks (hereinafter called “instruments of payment”) payable to the order of, or funds wired in favor of, “Wells Fargo Bank, Hartman Commercial Properties REIT.” Within one business day after receipt of instruments of payment from the Offering, the Dealer Manager will send to the Escrow Agent: (a) an electronic file in a compatible format containing each subscriber’s name, address, tax identification number, number of Shares purchased, purchase price remitted and whether a IRS Form W-9 has been obtained, and (b) the instruments of payment from such Subscribers (the “Subscription Materials”) for deposit into the deposit account entitled “Wells Fargo Bank, as Escrow Agent for the Benefit of Subscribers of Hartman Commercial Properties REIT” (the “Escrow Account”).  Instruments of payment received from Pennsylvania Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount entitled “Wells Fargo Bank, as Escrow Agent for the Benefit of Pennsylvania Subscribers of Hartman Commercial Properties REIT” (the “Pennsylvania Escrow Account”), until such Pennsylvania Escrow Account has closed pursuant to paragraph 3(a) hereof.  Instruments of payment received from New York Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount entitled “Wells Fargo Bank, as Escrow Agent for the Benefit of New York Subscribers of Hartman Commercial Properties REIT” (the “New York Escrow Account”), until such New York Escrow Account has closed pursuant to paragraph 3(a) hereof.  The Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 7.

2.                                       The aforesaid instruments of payment are to be promptly processed for collection by Escrow Agent following deposit by the Dealer Manager into the applicable Escrow Account, Pennsylvania Escrow Account, or New York Escrow Account, as applicable. The proceeds thereof are to be held in the Escrow Account, Pennsylvania Escrow Account, or New York Escrow Account, as applicable, until such funds are either returned to the Subscribers in accordance with paragraph 3 hereof or otherwise disbursed in accordance with paragraph 7 hereof. In the event any of the instruments of payment are returned to Escrow Agent for nonpayment prior to receipt by Escrow Agent of the Required Capital, the Pennsylvania Required Capital, or the New York Required Capital, Escrow Agent shall promptly notify the Dealer Manager in writing of such nonpayment, and Escrow Agent is authorized to debit the Escrow Account in the amount of such return payment as well as any interest earned on the investment represented by such payment and return to the Dealer Manager the returned item.

3.                                       (a)                                  Subject to the provisions of subparagraphs 3(b)-3(f) below:

(i)                                     once the aggregate of all collected funds in the Escrow Account, (for purposes of clarification, this amount will not include funds in the Pennsylvania Escrow Account or the New York Escrow Account) is an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Company and, upon receiving written instruction from the Company, (A) disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Shares, and (B) disburse to the Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f).  For purposes of this Agreement, the term “collected funds” shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or a cash equivalent.  After such time the Escrow Account shall remain open and the Company shall continue to cause subscriptions for the Shares that are not to be deposited in either the Pennsylvania Escrow Account or the New York Escrow Account to be deposited therein until the Company informs the Escrow Agent in writing to close the Escrow Account, and thereafter any subscription documents and instruments of payment received by the Escrow Agent from Subscribers other than Pennsylvania Subscribers and New York Subscribers shall be forwarded directly to the Company.

(ii)                                  regardless of any closing of the Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment and Subscription Materials received from Pennsylvania Subscribers for deposit into the Pennsylvania Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the Pennsylvania Escrow Account) equal or exceed the Pennsylvania Required Capital.  Upon receipt of a written notice and instruction from the Company that total subscription proceeds (including the amount then in the Pennsylvania Escrow Account) equaling or exceeding the Pennsylvania Required Capital have been received in collected funds, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the Pennsylvania Escrow Account representing the gross purchase price for the Shares, and (B) disburse to the Pennsylvania Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f).  Following such disbursements, the Escrow Agent shall close the Pennsylvania Escrow Account, and thereafter any Subscription Materials and instruments of payment received by the Escrow Agent from Pennsylvania Subscribers shall be deposited directly to the Escrow Account (or to the Company, if it has closed the Escrow Account, as instructed in writing by the Company).

(iii)                               regardless of any closing of the Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment and Subscription Materials received from New York Subscribers for deposit into the New York Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the New York Escrow Account but not including the amount then in the Pennsylvania Escrow Account) equal or exceed the New York Required Capital.  Upon receipt of a written notice and instruction from the Company that total subscription proceeds (including the amount then in the New York Escrow Account) equaling or exceeding the New York Required Capital have been received in collected funds, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the New York Escrow Account representing the gross purchase price for the Shares, and (B) disburse to the New York Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f).  Following such disbursements, the Escrow Agent shall close the New York Escrow Account, and thereafter any Subscription Materials and instruments of payment received by the Escrow Agent from New York Subscribers shall be deposited directly to the Escrow Account (or to the Company, if it has closed the Escrow Account, as instructed in writing by the Company).

(b)                                 In the event that at the close of business on the date exactly one year after the SEC grants an effective order under Section 8(a) of the Securities Act of 1933, as amended (the “Expiration Date”), which date will be communicated to the Escrow Agent in writing as soon as possible after determination, Escrow Agent is not in receipt of evidence of subscriptions accepted on or before such date, and instruments of payment dated not later than that date (or actual wired funds), for the purchase of Shares providing for total purchase proceeds that at least equal the Required Capital, Escrow Agent shall promptly notify the Company that such instruments of payment totaling an amount at least equal to the Required Capital have not been received by Escrow Agent. Thereafter, Dealer Manager agrees to use its best efforts to obtain an executed IRS Form W-9 from each subscriber. Promptly following the Expiration Date, and in any event no later than the next business day after the Expiration Date or as soon as possible thereafter, Escrow Agent shall promptly return by check the funds deposited in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Subscriber at the address given to the Company. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each Subscriber’s investment in accordance with the terms and conditions specified in paragraph 7 hereof, except that in the case of Subscribers who have not provided to the Company an executed Form W-9, Escrow Agent shall withhold a portion of the earnings attributable to those Subscribers at the applicable rate in accordance with Section 3406 of the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

(c)                                  Notwithstanding subparagraphs 3(a) and 3(b) above, if the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after the SEC grants an effective order under Section 8(a) of the Securities Act of 1933, as amended (the Company will notify the Escrow Agent of the date the SEC grants the effective order) (the “Initial Escrow Period”), and instruments of payment dated not later than that date, for the purchase of Shares providing for total purchase proceeds from all nonaffiliated sources that equal or exceed the Pennsylvania Required Capital, the Escrow Agent shall promptly notify the Company.  Thereafter, the Company shall send to each Pennsylvania Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow period a notification in the form of Exhibit A.  If, pursuant to such notification, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the “Request Period”) and the Company is not in possession of an executed IRS form W-9, the Company shall obtain an executed IRS Form W-9 from each such Pennsylvania Subscriber within ten (10) calendar days after receiving notice from such Pennsylvania Subscriber.  The Escrow Agent shall promptly refund directly to each Pennsylvania Subscriber the collected funds deposited in the Pennsylvania Escrow Account on behalf of such Pennsylvania Subscriber, or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Dealer Manager or the Company, together with interest income in the amounts calculated pursuant to paragraph 7.  If an executed IRS Form W-9 is not received for such Pennsylvania Subscriber within ten (10) calendar days, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Subscriber, in accordance with the provisions hereof, withholding a portion of the earnings attributable to such Pennsylvania Subscriber at the applicable rate in accordance with Section 3406 of the Internal Revenue Code of 1986, as amended. However, the Escrow Agent shall not be required to remit such payments until funds represented by such payments have been collected by the Escrow Agent.

(d)                                 The subscription funds of Pennsylvania Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Pennsylvania Escrow Account for successive 120-day escrow periods (a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in subparagraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Shares with total purchase proceeds that equal or exceed the Pennsylvania Required Capital and the disbursement of the Pennsylvania Escrow Account on the terms specified herein, or (iii) all funds held in the Pennsylvania Escrow Account having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

(e)                                  In the event that the Company rejects any subscription for which Escrow Agent has already collected funds, Escrow Agent shall promptly issue a refund check to the rejected Subscriber. If the Company rejects any subscription for which Escrow Agent has not yet collected funds but have submitted the Subscriber’s check for collection, Escrow Agent shall promptly issue a check in the amount of the Subscriber’s check to the rejected Subscriber after Escrow Agent has collected such funds. If Escrow Agent has not yet submitted a rejected Subscriber’s check for collection, Escrow Agent shall promptly remit the Subscriber’s check directly to the Subscriber.

(f)                                    At any time after funds are disbursed upon the Company’s acceptance of subscriptions pursuant to subparagraph 3(a) above on the tenth (10th) day following the date of such acceptance, the Escrow Agent shall promptly provide directly to each Subscriber the amount of the interest payable to the Subscribers as calculated in accordance with paragraph 7; provided that the Company is in possession of such Subscriber’s executed IRS Form W-9.  In the event the Company is not in possession of an executed IRS Form W-9 from any Subscriber, the Company shall obtain an executed IRS Form W-9 from such Subscriber within ten (10) calendar days after acceptance of such subscription.  In the event an executed IRS Form W-9 is not received for each Subscriber within such period, the Escrow Agent shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding a portion of the earnings attributable to those Subscribers at the applicable rate in accordance with Section 3406 of the Internal Revenue Code of 1986, as amended. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by the Escrow Agent.  The forgoing notwithstanding, interest, if any, earned on accepted subscription proceeds will be payable to a Subscriber only if the Subscriber’s funds have been held in escrow by the Escrow Agent for at least 35 days; interest, if any, earned on accepted subscription proceeds of Subscribers’ funds held less than 35 days will be payable to the Company.

In the event that instruments of payment are returned for nonpayment, the Escrow Agent is authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in accordance with paragraph 2 hereof.

4.                                       Following receipt by Escrow Agent of instruments of payment (or wired funds) of the Required Capital prior to the time provided in paragraph 3 hereinabove, Escrow Agent shall notify the Company in writing and/or via secure online real-time account access service within one business day when such funds have been deposited in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, and collected through normal banking channels.

5.                                       Prior to the disbursement of funds deposited in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in accordance with the provisions of paragraph 3 or 7 hereof, Escrow Agent shall invest all of the funds deposited in the Escrow Account, the Pennsylvania Account, and the New York Account, as applicable, in “Short-term Investments” (as defined below) and Escrow Agent is further authorized and Escrow Agent agrees to reinvest all earnings and interest derived therefrom in any of the Short-term Investments specified below. In the absence of written direction from the Company, funds deposited in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account will be invested in the Wells Fargo 100% Treasury Money Market Fund as long as such Fund maintains the highest rating available by Standard & Poor’s or Moody’s.  (Wells Fargo Bank, N.A. is the investment advisor and custodian and receives compensation for these services.  These investments are not deposits of or obligations of Wells Fargo Bank, N.A. nor are they insured or guaranteed by the FDIC or any other government agency). In the event that instruments of payment are returned to Escrow Agent for nonpayment, Escrow Agent is authorized to debit the Escrow Account in accordance with paragraph 2 hereof.

“Short-term Investments” include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds, including, without limitation, such certificates or instruments of the Escrow Agent, which mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested).

The following securities are not permissible investments:

(a)                                  corporate equity or debt securities:

(b)                                 repurchase agreements;

(c)                                  bankers’ acceptances;

(d)                                 commercial paper; and

(e)                                  municipal securities;

6.                                       The Escrow Agent is entitled to rely upon written instructions received from the Company, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent’s opinion, any instructions from the Company are unclear, the Escrow Agent may request clarification from the Company prior to taking any action, and if such instructions continue to be unclear, the Escrow Agent may rely upon written instructions from the Company’s legal counsel in distributing or continuing to hold any funds.  However, the Escrow Agent shall not be required to disburse any funds attributable to instruments of payment that have not been processed for collection, until such funds are collected and then shall disburse such funds in compliance with the disbursement instructions from the Company.

7.                                       If the Offering terminates prior to receipt of the Required Capital or one or more Pennsylvania Subscribers elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the “Escrow Income”), the Pennsylvania Escrow Account (the “Pennsylvania Escrow Income”), or the New York Escrow Account (the “New York Escrow Income”), as applicable, shall be remitted to Subscribers, or to the Company if the applicable Subscriber’s funds have been held in escrow by the Escrow Agent for less than 35 days, in accordance with paragraph 3.  For each such Subscriber who has invested funds that have been held in escrow by the Escrow Agent for at least 35 days, such Subscriber’s pro rata portion of Escrow Income, Pennsylvania Escrow Income, or New York Escrow Income, as applicable, shall be determined as follows: the total amount of Escrow Income (or Pennsylvania Escrow Income or New York Escrow Income, as appropriate) minus interest earned on accepted subscription proceeds held by the Escrow Agent for less than 35 days shall be multiplied by a fraction, (i) the numerator of which is determined by multiplying the number of Shares purchased by said Subscriber times the number of days said Subscriber’s proceeds are held in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, prior to the date of disbursement, and (ii) the denominator of which is the total of the numerators for all Subscribers in such account who have invested funds that have been held in escrow by the Escrow Agent for at least 35 days.  The Escrow Agent shall remit all such Escrow Income, Pennsylvania Escrow Income, and New York Escrow Income in accordance with paragraph 3.  Notwithstanding the foregoing, (i) escrow expenses, if any, may be deducted from Escrow Income, Pennsylvania Escrow Income, or New York Escrow Income, as applicable, and the Company shall reimburse the Escrow Agent any reasonable expenses in excess of such amount, and (ii) residents of states where deductions for escrow expenses are prohibited, as set forth on Exhibit B attached hereto, shall be paid their pro rata portion of Escrow Income, Pennsylvania Escrow Income, or New York Escrow Income, as applicable, without any deduction for escrow expenses.  Escrow Agent shall promptly notify the Company of the amount of pro rata escrow expenses attributable to residents of states where deductions are prohibited, and the Company shall reimburse Escrow Agent for such pro rata escrow expenses attributable to such residents.  If the Company chooses to leave the Escrow Account open after receiving the Required Capital then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Subscribers or the Company, as applicable, pursuant to the provisions of paragraph 3(f).

8.                                       As compensation for serving as Escrow Agent hereunder, Escrow Agent shall receive a fee, as set forth on Exhibit C attached hereto.  Notwithstanding anything contained herein to the contrary, the Escrow Agent shall look to the Company for payment of the fees and expenses, and waives all right of offset against the funds held in escrow pursuant to the terms of this Agreement.

9.                                       In performing any of Escrow Agent’s duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default, breach of trust, or gross negligence, and accordingly Escrow Agent shall not incur any such liability with respect to any action taken or omitted (1) in good faith upon advice of Escrow Agent’s counsel given with respect to any questions relating to Escrow Agent’s duties and responsibilities under this Escrow Agreement, or (2) in reliance upon any instrument, including any written instrument or instruction provided for in this Escrow Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Escrow Agreement.

10.                                 The Company hereby agrees to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including the reasonable cost of attorneys’ fees and expenses and disbursements, that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with Escrow Agent’s acceptance of appointment as the Escrow Agent hereunder, or the performance of Escrow Agent’s duties hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities and expenses result from willful default, breach of trust or gross negligence.

11.                                 In the event of a dispute between the parties hereto sufficient in Escrow Agent’s discretion to justify doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in Escrow Agent hands under this Escrow Agreement, together with such legal pleadings as Escrow Agent deems appropriate, and thereupon be discharged from all further duties and liabilities under this Escrow Agreement. In the event of any uncertainty as to Escrow Agent’s duties hereunder, Escrow Agent may refuse to act under the provisions of this Escrow Agreement pending order of a court of competent jurisdiction and Escrow Agent shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive Escrow Agent of compensation earned prior to such filing.

12.                                 All written notices and letters required hereunder to Escrow Agent shall only be effective if delivered personally or by certified mail, return receipt requested to:

Wells Fargo Bank, N.A.

666 Walnut N8200-034

Corporate Trust Services, PFG

Des Moines, IA  50309

Attn:  M.J. Dolan or Teresa A. Smith.

All written notices and letters required hereunder to the Company shall only be effective if delivered personally or by certified mail, return receipt requested to Hartman Commercial Properties REIT, 1450 West Sam Houston Parkway, North, Suite 100, Houston, Texas 77043, Attn:  Allen R. Hartman, President.  All written notices and letters required hereunder to the Dealer Manager shall only be effective if delivered personally or by certified mail, return receipt requested to D.H. Hill Securities, LLP, 19747 US Hwy 59 North, Suite 101, Humble, Texas 77338, Attn:  President.  Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.

13.                                 This Escrow Agreement shall be governed by the laws of the State of Louisiana as to both interpretation and performance.

14.                                 The provisions of this Escrow Agreement shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

15.                                 The Company and Dealer Manager hereby acknowledge that Escrow Agent is serving as escrow agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that Escrow Agent, by serving as escrow agent hereunder or otherwise, has investigated the desirabilities or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company. The Company further agrees to instruct the Dealer Manager, and each of its representatives, and any other representative who may offer Shares to persons from time to time, that they shall not represent or imply that Escrow Agent has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company, nor shall they use Escrow Agent’s name in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that Escrow Agent has agreed to serve as escrow agent for the limited purposes herein set forth.

16.                                 This Escrow Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

17.                                 Except as otherwise required for subscription funds received from Pennsylvania Subscribers and New York Subscribers as provided herein, in the event that Escrow Agent receives instruments of payment (or wired funds) after the Required Capital has been received and the proceeds of the Escrow Account have been distributed to the Company, Escrow Agent is hereby authorized to deposit such instruments of payment to any deposit account as directed by the Company. The application of said funds into a deposit account directed by the Company shall be a full acquittance to Escrow Agent and Escrow Agent shall not be responsible for the application of said funds.

18.                                 Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

19.                                 Indemnification provisions set forth herein shall survive the termination of this Escrow Agreement.

20.                                 In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

21.                                 Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account are distributed either (a) to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Company.

22.                                 Escrow Agent has no responsibility for accepting, rejecting or approving subscriptions.  The Escrow Agent shall complete an OFAC search, in compliance with its policy and procedures, of each subscription check prior to depositing the check in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, and shall inform the Company if a subscription check fails the OFAC search.

23.                                 This Escrow Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

Should, at any time, any attempt be made to modify this Escrow Agreement in a manner that would increase the duties and responsibilities of Escrow Agent or to modify this Escrow Agreement in any manner which Escrow Agent shall deem undesirable, or at any other time, Escrow Agent may resign by notifying the Company in writing, by certified mail, and until (i) the acceptance by a successor escrow agent as shall be appointed by the Company; or (ii) thirty (30) days following the date upon which notice was mailed, whichever occurs sooner, Escrow Agent’s only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Escrow Agreement.

24.                                 Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice which shall be not less than thirty (30) days after such written notice has been given. Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

25.                                 Escrow Agent may be removed for cause by the Company by 30 days written notice to the Escrow Agent unless otherwise agreed upon effective on the date specified in such notice. The removal of Escrow Agent shall not deprive Escrow Agent of its compensation earned prior to such removal.

26. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including Escrow Agent, to obtain, verify and record information that identifies each person/entity opening an account.  For this account, Escrow Agent will need the principal name and address of each party, tax payer identification number, and other information, such as certified articles of incorporation, a government-issued business license, a partnership agreement, and annual report filed with the Secretary of State (or equivalent), or a trust agreement, that will allow the Escrow Agent to identify the parties to the Escrow.

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Agreed to as of the 31st day of August, 2004.

HARTMAN COMMERCIAL PROPERTIES REIT

By:	/s/ Allen R. Hartman
Allen R. Hartman, President

WUNDERLICH SECURITIES, INC.

By:	/s/ Dan H. Hill
Dan H. Hill, President

The terms and conditions contained above are hereby accepted and agreed to by:

WELLS FARGO BANK IOWA, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ M. J. Dolan
Name:	M. J. Dolan
Title:	V.P. Corporate Trust

EXHIBIT A

[Form of Notice to Pennsylvania Subscribers]

You have tendered a subscription to purchase shares of beneficial interest of Hartman Commercial Properties REIT. (the “Company”).  Your subscription is currently being held in escrow.  The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $5,475,000 of gross offering proceeds have been received by the Company.  The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania Subscribers may request that their subscription be returned.

If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Company’s shares of beneficial interest and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent, Wells Fargo Bank, N.A., 666 Walnut N8200-034, Corporate Trust Services, PFG, Des Moines, IA  50309.

I hereby terminate my prior subscription to purchase shares of beneficial interest of Hartman Commercial Properties REIT and request the return of my subscription funds.  I certify to Hartman Commercial Properties REIT that I am a resident of Pennsylvania.

Signature:

Name:
(please print)

Date:

Please send the subscription refund to:

EXHIBIT B

States Prohibiting Deductions

1. Alabama

2. New Mexico

3. North Carolina

4. Oklahoma

5. Texas

EXHIBIT C

Hartman Commercial Properties REIT

Escrow Agent Fee Schedule

Acceptance Fee:	$1,000.00

For initial services including examination of the Escrow Agent Agreement and all supporting documents as well as database development. This is a one-time fee payable upon the execution of the Escrow Agent Agreement.

Annual Administration Fee:	$4,000.00

This annual administration fee covers standard services required under the documents. An additional charge of $500 per sub-account will be billed for accounts opened in connection with certain state regulations or escrow break limits (i.e. Pennsylvania, Nebraska and similar states). Transaction charges noted below apply for certain responsibilities including payments to subscribers. Customer will be responsible for 1099 Tax Reporting. This fee is payable upon the execution of the Escrow Agreement and annually thereafter for any 12 month period or portion thereof. This fee shall be reviewed at the end of the first year and may be renegotiated in accordance with new volume estimates.

Transaction Fees:
Wire transfer of funds to investors	$17.00 per item
Check transfer of funds to investors	$10.00 per item
Receipt and posting of incoming wires	No charge
Receipt and posting of incoming check	No charge
1099 INT Tax reporting	Customer will be responsible
ACH transfer of funds	No charge
Electronic pre-determined reports	No charge
Interest calculations	No charge
OFAC check on check deposits with copy to the Fund	No charge

Assumptions

•                  Receipt by Wells Fargo of the electronic transmission of subscriber data in a format compatible with Wells Fargo systems

•                  WF has no responsibility for collecting or handling subscription documents

•                  WF receives funds via deposit by issuer in the escrow bank account maintained at the Issuer’s expense

•                  Continuation of the Escrow Account after the initial break until the maximum REIT amount is reached

•                  Investment of Funds

•                  Monthly reporting

Extraordinary Services:

Additional reasonable compensation will be charged for extraordinary services based on the then current standard hourly charge. Extraordinary services include, but are not limited to, attending escrow closings, processing assignments of escrow interest, specialized reports (e.g. tax reporting other than 1099s), unusual certifications, reviewing and accepting modifications or amendments to the escrow agreement, and letter of credit draws, etc. You will be informed in advance of Wells Fargo’s performance of services that are considered extraordinary.

All out-of-pockets expenses incurred in the administration of the account, including, but not limited to, postage, telephone charges, insurance, photocopies, supplies, and legal fees with the exception of legal fees incurred at the inception of the account, will be billed to the customer at cost.

Billings over 30 days past due are subject to a 1.5% per month late payment penalty of the balance due.